                                                                    Exhibit 99.1


                             For Immediate Release:

                           RENT-A-CENTER, INC. REPORTS
                           FIRST QUARTER 2004 RESULTS

                                   ----------

                   RECORD DILUTED EARNINGS PER SHARE OF $0.63
                  CASH FLOW FROM OPERATIONS WAS $157.4 MILLION

                      -------------------------------------

PLANO, TEXAS, APRIL 26, 2004 - Rent-A-Center, Inc. (the "Company") (NASDAQ/NNM:
RCII), announced today revenues and net earnings for the quarter ended March 31, 2004.

The Company, the nation's largest rent-to-own operator, had total revenues for the quarter ended March 31, 2004 of $585.4 million, a $19.0 million increase from $566.4 million for the same period in the prior year. This increase of 3.3% was a result of an increase in merchandise sales and incremental revenues generated in new and acquired stores, offset by a decrease in same store sales of 1.3%.

Net earnings for the quarter ended March 31, 2004 were $52.2 million, or $0.63 per diluted share, representing an increase of 10.5% over the diluted earnings per share of $0.57, or net earnings of $51.0 million, reported for the same period in the prior year. The increase in net earnings and earnings per diluted share was primarily attributable to the Company's increase in revenues as described above, as well as a lower tax rate and the benefits associated with the recapitalization completed in the spring of 2003.

"We are pleased to be reporting record diluted earnings per share for the first quarter of 2004," commented Mark E. Speese, the Company's Chairman and Chief Executive Officer. "Furthermore, we are beginning to see positive trends in our payouts, which had been running abnormally high over the last year or so, and as a result, we believe we will see positive growth in our same store sales by the fourth quarter of this year." Speese continued, "Finally, with the fundamentals of the business still intact and the continued strength in our cash flow, we intend to continue to expand our business model through new stores and acquisitions."

During the first quarter of 2004, the Company opened 22 new store locations and acquired 23 new stores, including five in Canada. In addition, the Company consolidated 16 locations into existing stores and purchased accounts from 19 locations, as well as sold six stores. Since March 31, 2004, the Company has opened four additional new stores and has consolidated three locations into existing stores, one of which was a Get-It-Now store. For the entire year ending December 31, 2004, the Company intends to open between 80 and 120 new store locations as well as pursue opportunistic acquisitions. Furthermore, the Company currently anticipates closing the previously announced acquisition of Rainbow Rentals in the mid to late May 2004 timeframe and continues to believe that, after a transition period in 2004, the acquisition will add incremental operating profit, beginning in 2005, of approximately $17 million annually, including cost savings attributable to economies of scale in advertising, purchasing and overhead.

Rent-A-Center will host a conference call to discuss the first quarter financial results and other business updates on Tuesday morning, April 27, 2004, at 10:45 a.m. EST. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

Rent-A-Center, Inc., headquartered in Plano, Texas currently operates 2,673 company-owned stores nationwide, and in Canada and Puerto Rico. The stores generally offer high-quality, durable goods such as home electronics, appliances, computers, and furniture and accessories to consumers under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchisor of 322 rent-to-own stores, 310 of which operate under the trade name of "ColorTyme," and the remaining 12 of which operate under the "Rent-A-Center" name.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of store acquisitions that may be completed after April 26, 2004, other than the previously announced Rainbow acquisition.

SECOND QUARTER 2004 GUIDANCE:

REVENUES

o The Company expects total revenues to be in the range of $564.0 million to $569.0 million.

o Store rental and fee revenues are expected to be between $510.0 million and $515.0 million.

o Total store revenues are expected to be in the range of $552.5 million to $557.5 million.

o   Same store sales are expected to be in the (1.0%) and (1.5%) range.

o   The Company expects to open 20-25 new store locations.

EXPENSES

o The Company expects depreciation of rental merchandise to be between 21.5% and 21.9% of store rental and fee revenue and cost of goods on merchandise sales to be between 74% and 79% of store merchandise sales.

o Store salaries and other expenses are expected to be in the range of 53.5% to 55.0% of total store revenue.

o General and administrative expenses are expected to be between 3.0% and 3.2% of total revenue.

o Net interest expense is expected to be approximately $9.0 million and amortization of intangibles is expected to be approximately $3.0 million.

o The effective tax rate is expected to be between 37.5% and 38.0% of pre-tax income.

o Diluted earnings per share are estimated to be in the range of $0.60 to $0.62.

o Diluted shares outstanding are estimated to be between 82.5 million and 83.5 million.

FISCAL 2004 GUIDANCE:

REVENUES

o The Company expects total revenues to be in the range of $2.345 billion and $2.375 billion.

o Store rental and fee revenues are expected to be between $2.095 billion and $2.115 billion.

o Total store revenues are expected to be in the range of $2.285 billion and $2.315 billion.

o   Same store sales are expected to be in the (1.0%) to 1.0% range.

o The Company expects to open between approximately 80 and 120 new store locations.

EXPENSES

o The Company expects depreciation of rental merchandise to be between 21.5% and 21.9% of store rental and fee revenue and cost of goods on merchandise sales to be between 73% and 78% of store merchandise sales.

o Store salaries and other expenses are expected to be in the range of 53.5% to 55.0% of total store revenue.

o General and administrative expenses are expected to be between 3.0% and 3.2% of total revenue.

o Net interest expense is expected to be between $35.0 million and $40.0 million and amortization of intangibles is expected to be approximately $10.0 million.

o The effective tax rate is expected to be between 37.5% and 38.0% of pre-tax income.

o Diluted earnings per share are estimated to be in the range of $2.62 to $2.70.

o Diluted shares outstanding are estimated to be between 82.5 million and 84.5 million.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new stores; the Company's ability to acquire additional rent-to-own stores on favorable terms; the Company's ability to enhance the performance of these acquired stores; the Company's ability to control store level costs; the results of the Company's litigation; the passage of legislation adversely affecting the rent-to-own industry; interest rates; the Company's ability to collect on its rental purchase agreements; changes in the Company's effective tax rate; changes in the Company's stock price and the number of shares of common stock that the Company may or may not repurchase; the approval of the acquisition of Rainbow by Rainbow shareholders; the ability of the Company to successfully integrate the acquired Rainbow stores into the Company's operating system; the Company's ability to enhance the performance of the acquired Rainbow stores; the ability to close the transaction in the period currently anticipated; the satisfaction of the closing conditions to the Rainbow acquisition; the ability to realize the cost savings anticipated; and the other risks detailed from time to time in the Company's SEC filings, including but not limited to, its annual report on Form 10-K/A for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACTS FOR RENT-A-CENTER, INC.:

David E. Carpenter
Director of Investor
Relations
(972) 801-1214
dcarpenter@racenter.com

                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF EARNINGS HIGHLIGHTS


(In Thousands of Dollars, except per share data)          THREE MONTHS ENDED MARCH 31,
                                                         -------------------------------
                                                             2004               2003
                                                         ------------       ------------
                                                                    UNAUDITED
Total Revenues                                           $    585,380       $    566,406

Operating Profit                                               92,659             96,291

Net Earnings                                                   52,209             50,959

Diluted Earnings Per Common Share                                0.63               0.57

EBITDA                                                   $    106,396       $    109,284

RECONCILIATION TO EBITDA:

Reported earnings before income taxes                    $     83,803       $     83,539
Add back:
    Interest expense, net                                       8,856             12,752
    Depreciation of property assets                            11,249             10,120
    Amortization of intangibles                                 2,488              2,873
                                                         ------------       ------------

EBITDA                                                   $    106,396       $    109,284




SELECTED BALANCE SHEET DATA:  (IN THOUSANDS OF DOLLARS)  MARCH 31, 2004        MARCH 31, 2003
                                                         ---------------       ---------------
Cash and cash equivalents                                $       273,391       $       103,151

Prepaid expenses and other assets                                 42,444                25,717
Rental merchandise, net
         On rent                                                 557,484               556,415
         Held for rent                                           140,418               136,909

Total Assets                                                   1,954,674             1,729,618

Senior debt                                                      397,000               249,500
Subordinated notes payable                                       300,000               271,849
Total Liabilities                                              1,110,307               841,687
Stockholders' Equity                                             844,367               887,931

                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS


(In Thousands of Dollars, except per share data)                THREE MONTHS ENDED MARCH 31,
                                                              --------------------------------
                                                                  2004                2003
                                                              ------------        ------------
                                                                         UNAUDITED
Revenues
    Store
        Rentals and fees                                      $    504,290        $    493,419
        Merchandise sales                                           59,423              52,664
        Installment sales                                            6,698               6,045
        Other                                                        1,080                 715
                                                              ------------        ------------

                                                                   571,491             552,843
    Franchise

        Merchandise sales                                           12,464              12,072
        Royalty income and fees                                      1,425               1,491
                                                              ------------        ------------

           Total revenues                                          585,380             566,406

Operating expenses
    Direct store expenses
        Depreciation of rental merchandise                         108,315             106,660
        Cost of merchandise sold                                    39,611              36,548
        Cost of installment sales                                    3,145               3,231
        Salaries and other expenses                                309,084             292,496
    Franchise cost of merchandise sold                              11,892              11,551
                                                              ------------        ------------

                                                                   472,047             450,486

    General and administrative expenses                             18,186              16,756
    Amortization of intangibles                                      2,488               2,873
                                                              ------------        ------------

           Total operating expenses                                492,721             470,115
                                                              ------------        ------------

           Operating profit                                         92,659              96,291

Interest expense                                                    10,359              13,523
Interest income                                                     (1,503)               (771)
                                                              ------------        ------------

           Earnings before income taxes                             83,803              83,539

Income tax expense                                                  31,594              32,580
                                                              ------------        ------------

           NET EARNINGS                                             52,209              50,959

Preferred dividends                                                     --                  --
                                                              ------------        ------------

Net earnings allocable to common stockholders                 $     52,209        $     50,959
                                                              ============        ============

Basic weighted average shares outstanding                           80,285              87,240
                                                              ============        ============

Basic earnings per common share                               $       0.65        $       0.58
                                                              ============        ============

Diluted weighted average shares outstanding                         82,887              89,840
                                                              ============        ============

Diluted earnings per common share                             $       0.63        $       0.57
                                                              ============        ============